EXHIBIT 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: secretaryofstate.biz

	Filed in the office of	Document Number
Certificate of Amendment	/s/ Ross Miller	20070860685-52
	Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 AND 78.390)	Secretary of State	12/17/2007 8:20 AM
	State of Nevada	Entity Number
E0134732006-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:
COAL MOUNTAIN TECHOLOGIES, INC.
2. The articles have been amended as follows (provide article numbers, if available):
Article I be struck from the Articles of Incorporation and be replaced with: The name of the Corporation is: HIGHLAND BUSINESS SERVICES, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: l00%

4. Effective date of filing (optional):
(must not be later than 90 days after certificate is filed)

5. Officer Signature (Required):	/s/ Rodger Spainhower
*If any proposed amendment would alter or change afiy prefeor any relative or other right given to any class or series of outstanding shares, then the amendment must be approve the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007 Revised on: 01/01/07